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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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OSI Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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12525 Chadron Avenue
Hawthorne, California 90250

October 15, 2013

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of OSI Systems, Inc., which will be held at 10:00 a.m., local time, on December 3, 2013, at the Company's principal offices at 12525 Chadron Avenue, Hawthorne, California. All holders of OSI Systems, Inc. common stock as of the close of business on October 8, 2013 are entitled to vote at the Annual Meeting.

        We have enclosed herewith a Notice of Annual Meeting of Stockholders, a Proxy Statement and a Proxy Card. Each describes the actions expected to be taken at the Annual Meeting. The Proxy Statement describes the items in detail and also provides information about our Board of Directors and named executive officers. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, which I encourage you to read. It includes our audited, consolidated financial statements and information about our operations, markets and products.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person.

        You may vote by Internet, telephone or by sending in your Proxy Card. In addition, you may also choose to vote in person at the Annual Meeting.

        Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze Secretary

12525 Chadron Avenue
Hawthorne, California 90250

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	10:00 a.m., local time, on Tuesday, December 3, 2013
Location:	The Company's principal offices, 12525 Chadron Avenue, Hawthorne, California 90250
Proposals:	1.	To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified;
	2.	To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014;
	3.	To conduct an advisory vote on the Company's executive compensation for the fiscal year ended June 30, 2013, as described in the accompanying Proxy Statement; and
	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Record Date:

The Board of Directors has fixed the close of business on October 8, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

Voting:

Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. You may vote by signing and returning the enclosed Proxy Card, via the Internet, by telephone or by written ballot at the Annual Meeting, as more fully described in the Proxy Statement. Any of these methods will ensure representation of your shares at the Annual Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 3, 2013: This Proxy Notice, the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2013 are available at http://www.proxyvote.com.

OSI SYSTEMS, INC.
12525 Chadron Avenue
Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the "Company") for use at its Annual Meeting of Stockholders ("Annual Meeting"), to be held at 10:00 a.m., local time on December 3, 2013, at the Company's principal offices at 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof.

        The Company is making its proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and its most recent Annual Report on Form 10-K ("Proxy Materials"), available to its stockholders via the Internet, although registered stockholders and those stockholders who have previously requested to receive printed copies instead will receive their Proxy Materials in the mail. The Company anticipates that the Notice of Internet Availability of Proxy Materials will be mailed on or about October 21, 2013.

        Stockholders of record as of the close of business on October 8, 2013 will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions about how to access the Proxy Materials and vote via the Internet without attending the Annual Meeting. If you receive a Notice of Internet Availability of Proxy Materials but would instead prefer to receive a printed copy of the Proxy Materials rather than downloading them from the Internet, you may do so by following the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        If you are a stockholder that receives a printed copy of the Proxy Materials by mail, you may view the Proxy Materials on the Internet at http://www.proxyvote.com. However, in order to direct your vote without attending the Annual Meeting you must complete and mail the Proxy Card or voting instruction card enclosed (postage pre-paid return envelope also enclosed) or, if indicated on the Proxy Card that you receive, by telephone or Internet voting. Please refer to the Proxy Card that you receive for instructions.

        When a proxy is properly submitted, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company by issuance of a subsequent proxy as more fully described on your Proxy Card. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

        At the close of business on October 8, 2013, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 20,053,538 shares of common stock, $0.001 par value ("Common Stock"). A majority of the shares outstanding on the record date, present in person at the Annual Meeting or represented at the Annual Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted "FOR ALL," "FOR," "FOR ALL EXCEPT," "WITHHOLD ALL," "AGAINST" or "ABSTAIN" (as applicable) for a proposal are treated as being present at the Annual Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting.

        A Proxy Card, when properly submitted via the Internet, telephone or mail, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual

Meeting of Stockholders and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the Company's management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

        Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. "Broker non-votes" means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

        Proposal One.    Directors are elected by a plurality, and the nominees who receive the most votes will be elected. Proposal One is considered a "non routine" matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal One or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One.

        Proposal Two.    To be approved, the ratification of Moss Adams LLP as the Company's independent registered accounting firm must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Two is considered a "routine" matter and, accordingly, brokerage firms and nominees have the authority to vote their clients' unvoted shares on Proposal Two as well as to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Two.

        Proposal Three.    To be approved, the proposal regarding the Company's executive compensation for the fiscal year ended June 30, 2013 must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Three is considered a "non-routine" matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Three or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Three. The vote on Proposal Three is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Board of Directors values the opinions that the stockholders express in their votes, and the votes will provide information to the Compensation Committee regarding investor sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

        All stockholders entitled to vote at the Annual Meeting will receive either the Notice of Internet Availability of Proxy Materials or a printed copy of the Proxy Materials. The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, posting on the Internet and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Materials. Proxies may be solicited personally, by mail, by e-mail, over the Internet, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore.

        The matters to be considered and acted upon at the Annual Meeting are more fully discussed below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 3, 2013: The Proxy Notice, this Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2013 are available at http://www.proxyvote.com.

 ELECTION OF DIRECTORS
(Proposal No. 1 of the Proxy Card)

Nominees

        The Board of Directors consists of six members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

        The six candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, David T. Feinberg and William F. Ballhaus. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company's next annual meeting of stockholders, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

        If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority (broker non-votes) will be counted as present only for purposes of determining if a quorum is present.

        The nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	62	Chairman of the Board of Directors, Chief Executive Officer and President	1987
Ajay Mehra	51	Director, Executive Vice President and President of Security division	1996
Steven C. Good(1)(2)(3)(4)	71	Director	1987
Meyer Luskin(1)(2)(3)(4)	88	Director	1990
David T. Feinberg(3)(5)	51	Director	2010
William F. Ballhaus(1)(2)(5)	68	Director	2010

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating and Governance Committee

(4)
Member of Executive Committee

(5)
Member of the Technology Committee

Business Experience

        Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company's inception in May 1987. He has served as the Company's Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the Chief Executive Officer of several of the Company's major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC's United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor

Electronics from the University of Massachusetts, Amherst. Mr. Chopra was selected to serve as a director because of his expertise in the field of electrical engineering as well as his long-standing experience in successfully managing the Company.

        Ajay Mehra has served as a Director since March 1996. Mr. Mehra is Executive Vice President of the Company and President of the Company's Security division. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company's Executive Vice President. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University. Mr. Mehra was selected to serve as a director because of his financial management experience and experience managing the Company's Security division.

        Steven C. Good has served as a Director of the Company since September 1987. He has been a consultant for the accounting firm of Cohn Reznick LLP since February 2010. Mr. Good founded the accounting firm of Good, Swartz, Brown & Berns (predecessor of Cohn Reznick LLP) in 1976 and served as an active partner until February 2010. He has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, each of which is listed on the New York Stock Exchange. Mr. Good also currently serves as a Director of Rexford Industrial Realty, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. He also formerly served as a Director of California Pizza Kitchen, Inc. from 2005 to 2008, Youbet.com from 2006 to 2008, and the Walking Company Holdings, Inc. from 1997 to 2009. Mr. Good has extensive risk management experience gained through the various executive and board positions that he has held. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business. Mr. Good was selected to serve as a director because of his audit, finance and accounting expertise.

        Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. He currently serves on the Board of Advisors of the Santa Monica – UCLA Medical Center and Orthopaedic Hospital and was formerly the Chairman. Mr. Luskin is also a Director of the Orthopaedic Institute for Children (previously known as the Los Angeles Orthopaedic Hospital) and was formerly the Chairman. Mr. Luskin is also a Director on the Advisory Board of the UCLA Luskin School of Public Affairs, a Director of the UCLA Foundation, a Director of the Alliance for College-Ready Public Schools, and a Director of the Jazz Bakery. Mr. Luskin also served as a Director of Myricom, Inc., a computer and network infrastructure company. Mr. Luskin has extensive risk management experience gained through the various executive and board positions that he has held. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University. Mr. Luskin was selected to serve as a director because of his long-standing experience managing complex business operations.

        David T. Feinberg has served as a Director of the Company since March 2010. Dr. Feinberg has served as the President of the UCLA Health System since July 2011 and as Chief Executive Officer of the UCLA Hospital System and Associate Vice Chancellor since July 2007. Prior to assuming these positions, Dr. Feinberg was the medical director of the Resnick Neuropsychiatric Hospital (NPH) at UCLA. Dr. Feinberg is board certified in the specialties of child and adolescent psychiatry, adult psychiatry and addiction psychiatry. He is a professor of clinical psychiatry in the David Geffen School of Medicine at UCLA. Dr. Feinberg currently serves on the Board of Directors of Douglas Emmett, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Dr. Feinberg graduated cum laude in economics from the University of California, Berkeley in 1984 and graduated with distinction from the University of Health Sciences/The Chicago Medical School in 1989. He earned his master of business administration from Pepperdine University in 2002. Dr. Feinberg was selected to serve as a director because of his knowledge of the healthcare industry and his experience managing a large, internationally-renown hospital system.

        William F. Ballhaus, Jr. has served as a Director of the Company since May 2010. From 2000 to 2007, Dr. Ballhaus, now retired, served as President and then also as Chief Executive Officer of Aerospace Corporation, an organization dedicated to the application of science and technology to the solution of critical issues in the nation's space program. Between 1990 and 2000, Dr. Ballhaus' career included positions within the aerospace industry, including Corporate Vice President, Engineering and Technology for Lockheed Martin Corporation and President, Aero and Naval Systems and President, Civil Space & Communications, both for Martin Marietta. Between 1971 and 1989, Dr. Ballhaus worked for the National Aeronautics and Space Administration (NASA), including as Director of its Ames Research Center. Dr. Ballhaus serves on the Board of Directors of Draper Laboratory. Dr. Ballhaus has extensive risk management experience gained through the various executive and board positions that he has held. Dr. Ballhaus, who has published more than 40 papers on computational aerodynamics, obtained a Ph.D. in Engineering in 1971 and a BS and MS in Mechanical Engineering in 1967 and 1968, all from the University of California at Berkeley. Dr. Ballhaus was selected to serve as a director because of his experience in managing providers of technology and technical services to government agencies.

Relationships Among Directors or Executive Officers

        There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

        Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers (as defined in "Compensation of Executive Officers and Directors – Summary Compensation Table") of the Company.

Board Role in Risk Oversight

        The Board of Directors is responsible for risk oversight of the Company. Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, foreign country, safety, employment, political and other risks. Risks are reported to the Board of Directors through the Company's executive officers, who are responsible for the identification, assessment and management of the Company's risks. The Board of Directors regularly discusses the risks reported by the Company's executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

        To optimize its risk oversight capabilities and efficiently oversee the Company's risks, the committees of the Board of Directors are delegated oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal control over financial reporting. The Nominating and Governance Committee oversees risks related to the effectiveness of the Board of Directors. The Compensation Committee oversees risks related to the Company's executive compensation policies and practices. The Executive Committee oversees risks related to the Company's strategic transactions. The Technology Committee oversees risks related to technology matters.

Board Leadership Structure

        The Chairman of the Board of Directors is the Company's Chief Executive Officer. The Company believes that currently combining the positions of Chief Executive Officer and Chairman serves as an effective link between management's role of identifying, assessing and managing risks and the Board of Directors' role of risk oversight. Mr. Chopra possesses in-depth knowledge of the issues, opportunities and challenges the Company faces and is thus well positioned to develop agendas and highlight issues that ensure that the Board of Directors' time and attention are focused on the most critical matters. In addition, the Board of Directors has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also enhances the Company's ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and other companies with which it does business. Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve the Company's best interests and the best interests of its stockholders. The Company does not have a lead independent director.

Board of Directors Meetings, Independence and Committees of the Board of Directors

        There were nine meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on one additional occasion during the fiscal year ended June 30, 2013. The Board of Directors has established an Audit Committee, Compensation Committee, Nominating and Governance Committee, Executive Committee and Technology Committee. The members of each committee are appointed by the majority vote of the Board of Directors. All persons serving as a director during the fiscal year ended June 30, 2013 attended more than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

        The Board of Directors has determined that each of the directors, except Mr. Chopra and Mr. Mehra, is independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and director independence standards of The NASDAQ Stock Market (the "Listing Standards"), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is independent within the meaning of the rules and regulations of the SEC and the Listing Standards, as currently in effect.

  Audit Committee

        The Company has a separately designated, standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee makes recommendations for selection of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company's internal accounting controls and financial management practices. All members of the Audit Committee are independent, as independence for audit committee members is defined in Rule 10A-3(b)(1) under the Exchange Act and the Listing Standards applicable to the Company.

        The Audit Committee currently consists of Messrs. Good and Luskin and Dr. Ballhaus. The Board of Directors has determined that, based upon his work experience, Mr. Good qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC. Information regarding Mr. Good's work experience is set forth above under "Election of Directors." To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.

        There were four meetings of the Audit Committee and the Audit Committee acted pursuant to unanimous written consent on one additional occasion during the fiscal year ended June 30, 2013. See "Report of Audit Committee." The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Compensation Committee

        The Compensation Committee is responsible for determining compensation for the Company's executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company's equity compensation plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee currently consists of Messrs. Luskin and Good and Dr. Ballhaus. There were two meetings of the Compensation Committee and the Compensation Committee acted pursuant to unanimous written consent on two additional occasions during the fiscal year ended June 30, 2013. See "Compensation Committee Report."

        The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating and Governance Committee currently consists of Messrs. Good and Luskin and Dr. Feinberg. There was one meeting of the Nominating and Governance Committee during the fiscal year ended June 30, 2013.

        The Nominating and Governance Committee will consider candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate's ability to serve on the Board of Directors.

        The Nominating and Governance Committee has sought to identify director nominees that have diverse professional and educational backgrounds that are believed to complement the skills offered by existing Board of Directors members.

        The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Executive Committee

        The Executive Committee convenes for the purpose of advising and consulting with the Company's management regarding potential acquisitions, mergers and strategic alliances. The Executive Committee consists of Messrs. Good and Luskin. There were two meetings of the Executive Committee during the fiscal year ended June 30, 2013.

        The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Technology Committee

        The Technology Committee is responsible for evaluating and making recommendations to the Board of Directors regarding all technology-based matters. The Technology Committee consists of Drs. Ballhaus and Feinberg. There were four meetings of the Technology Committee during the fiscal year ended June 30, 2013.

  Director Nomination Process

        The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Company's Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

  •
  The name and contact information for the candidate;

  •
  A statement of the candidate's occupation and background, including education and business experience;

  •
  Information regarding each of the factors listed above, sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

  •
  A statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

  •
  A statement that the candidate is willing to be considered for nomination by the Nominating and Governance Committee and willing to serve as a director if nominated and elected.

        Stockholders must also comply with all requirements of the Company's Bylaws, a copy of which is available from the Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the Nominating and Governance Committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the Nominating and Governance Committee generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

        There are no stockholder nominations for election to the Company's Board of Directors to be voted on at this year's Annual Meeting. All of this year's nominees for director are currently directors of the Company. Stockholders wishing to submit nominations for next year's annual meeting of stockholders must notify the Company of their intent to do so on or before the date on which nominations must be received by the Company in accordance with its Bylaws and the rules and regulations of the SEC. For details see "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of three non-employee directors, Messrs. Luskin and Good and Dr. Ballhaus. No executive officer of the Company has served during the fiscal year ended June 30, 2013 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company's Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2013, no member of the Company's Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 404 of Regulation S-K.

        The Board of Directors recommends that you vote "FOR" the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, David T. Feinberg and William F. Ballhaus, Jr. as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast at the Annual Meeting.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2 of the Proxy Card)

        The Audit Committee of the Board of Directors has selected Moss Adams LLP ("Moss Adams") as the Company's independent registered public accountants for the year ending June 30, 2014 and has further directed that management submit the selection of independent registered public accountants for ratification by the Company's stockholders at the Annual Meeting. Moss Adams has no financial interest in the Company, and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        In the event that the Company's stockholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the Company's and its stockholders' best interests.

        Representatives of Moss Adams are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" the ratification of Moss Adams as the Company's independent registered public accountants for the fiscal year ending June 30, 2014. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

 ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION
FOR THE FISCAL YEAR ENDED JUNE 30, 2013
(Proposal No. 3 of the Proxy Card)

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables the Company's stockholders to vote to approve, on an advisory, non-binding basis, the Company's executive compensation for the fiscal year ended June 30, 2013 as disclosed in the Proxy Statement in accordance with the SEC's rules, including Section 14A of the Exchange Act ("Say-on-Pay"). The Company currently conducts this advisory vote on an annual basis, and the next advisory vote is expected to be conducted at the Company's next annual meeting of stockholders following the 2013 Annual Meeting.

Summary

        The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. The Company is asking its stockholders to provide advisory approval of the Company's executive compensation as such compensation is described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement. The Company recognizes and values the critical role that executive leadership plays in its performance. The Company's executive compensation philosophy is intended to ensure that executive compensation is aligned with the Company's long-term business strategy, objectives and stockholder interests. The Company's executive compensation is designed to attract, motivate and retain highly qualified executives. The Company believes that its compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of the stockholders.

        The Company urges the stockholders to review the "Compensation Discussion and Analysis" section of the Proxy Statement and executive-related compensation tables for more information.

Emphasis on Pay-For-Performance Principles

        The Company believes that executive compensation should be tied to the performance of the Company on both a short-term and long-term basis. In fiscal year 2013, the Company experienced growth in operating margin, non-GAAP net income, non-GAAP earnings per share, and revenue. The Company ended fiscal year 2013 with a very strong backlog. In recent years, the Company has continued to outperform the equity markets in general as well as outperform its industry peers. The Company believes that its continued success is closely tied to the performance of its executive officers and has designed its compensation practices in order to reward the executives for their contributions to the overall success of the Company.

Alignment with Stockholders' Interests

        The Company grants annual incentive bonuses based in part on each executive's contribution to enhancing long-term stockholder value. The Company also grants long-term incentives in the form of equity awards as a substantial component of the compensation program to reward long-term performance and further align the interests of management with those of the stockholders. The Company has also established the Mexico SAT Incentive Program which includes a long term component. The Company has generally used restricted stock, stock options and restricted stock units as its equity incentive vehicles because these awards enable the executives to establish a meaningful equity stake in the Company while allowing them to participate in future value creation through appreciation of the shares. These awards tie the executives' interests to those of long-term stockholders and serve to motivate the executives to lead the Company to achieve long-term financial goals that are expected to lead to increased stockholder value. In addition to linking compensation value to stockholder value, these awards generally have a vesting period, which creates a strong retention incentive and helps ensure the continuity of the Company's operations. For fiscal year 2013, long-term equity incentives consisted of restricted stock subject to performance vesting based on growth of EBITDA per share. For fiscal year 2014, long-term equity incentives will continue to be 100% performance vesting.

Long-Term Performance

        In order to promote the Company's philosophy of pay-for-performance and furthering its objective of aligning the interests of management with those of the stockholders, the Company established a performance program for certain of its executive officers. The program focuses on the achievement of the Company's long-term financial goals and factors that create long-term stockholder value. By establishing performance targets tied to key corporate financial metrics, the Company is incentivizing its officers to achieve the Company's long-term corporate objectives and ultimately increase stockholder value.

Advisory Vote on Named Executive Officer Compensation

        At our 2012 annual meeting, 96.1% of the votes cast on the advisory vote on the compensation of our Named Executive Officers were in favor of our executive compensation policies. Considering the strong stockholder support of the compensation of the Named Executive Officers for fiscal 2012, the Compensation Committee determined to continue to apply the same general approach with respect to compensation policies and decisions for fiscal 2013.

Recommendation

        The Board of Directors believes that the information provided in the section entitled "Compensation of Executive Officers and Directors" contained in the Proxy Statement demonstrates that the Company's executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with the stockholders' interests and support long-term value creation. The following resolution will be submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the stockholders of OSI Systems, Inc. approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the section entitled "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosure contained in the Proxy Statement."

        The Board of Directors recommends that you vote "FOR" the approval of the Company's executive compensation for the fiscal year ended June 30, 2013. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be approved on an advisory basis, this proposal must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the Company's compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for the Named Executive Officers.

        The following table sets forth the names, ages and positions of each of the Company's Named Executive Officers:

Name	Age	Position
Deepak Chopra	62	Chairman of the Board of Directors, Chief Executive Officer and President
Alan Edrick	45	Executive Vice President and Chief Financial Officer
Ajay Mehra	51	Director, Executive Vice President and President of Security division
Victor Sze	46	Executive Vice President and General Counsel
Manoocher Mansouri	57	President of Optoelectronics and Manufacturing division

        For additional information, please also refer to the more detailed compensation disclosures beginning with and following the "Summary Compensation Table" contained in this Proxy Statement.

Executive Compensation Summary

  Fiscal 2013 Performance

        Fiscal 2013 was a strong year for the Company. During fiscal 2013, the Company (a) increased its operating margin, (b) actively leveraged its business infrastructure to support new products and revenue sources while maintaining intelligent cost management, (c) continued building a foundation for future growth by making targeted investments in new product development and acquisitions, (d) increased revenues over our prior year despite the fact that revenues for fiscal 2012 were unusually high due to a large U.S. Army program which was substantially completed during that fiscal year and (e) further improved sustainability of revenues by growing the Company's addressable markets; all of which resulted in the fifth consecutive year of record non-GAAP earnings.

        Leverage Business Infrastructure and Growth in Operating Income Margin.    Even as the Company launched new products, entered new markets, and invested substantial amounts in R&D and in connection with the implementation of the Mexico screening services program, the Company actively leveraged its business infrastructure and maintained intelligent cost management, resulting in a significantly improved operating margin of 9.3% as compared to 8.3% in the prior year.

        Growth in Markets and Opportunities.    In fiscal 2013, in addition to growing revenues over the prior year, the Company continued to expand its addressable markets through new product introductions and targeting of markets that did not previously represent a significant source of revenues. This dynamic approach has served, and the Company believes it will continue to serve, to sustain growth even through periods such as the past year, when many sectors of the global economy, including much of the rest of the security inspection industry, experienced significant headwinds. Examples include:

  •
  Continuing to expand and strengthen the Company's turnkey security screening services business by way of the implementation of our Security Division's multi-year screening services program with the tax and customs authority of Mexico including the completion of construction of numerous screening sites throughout Mexico, together with obtaining permits and regulatory approvals, and the commencement of the screening services operations on a large scale.

  •
  Continuing the development and launch of an entire new generation of healthcare products, each of which will embody significant innovations in form and function. This ambitious program began in fiscal 2011 with the introduction of the Company's Xprezzon® monitoring platform and in fiscal

    2012 with the introduction of the qubeTM compact monitor, and continued in fiscal 2013 with introduction of the ArkonTM anesthesia machine and the AriaTeleTM telemetry transmitter.

  •
  Expanding our Optoelectronics and Manufacturing division's electronics manufacturing services, market segments, customer base and capabilities.

        Building a Foundation for the Future.    While improving the Company's operating margin during fiscal 2013, the Company continued to make significant targeted investments in R&D and acquisitions. Such investments in the past have led to the Company's introduction of the Rapiscan RTT® computed tomography (CT) based hold baggage inspection system and new generation of healthcare products. The Company believes that these investments, as well as other product development programs that are currently underway, will result in enhanced business outcomes for years to come.

        The results of the assertive and dynamic management of the Company are seen in the Company's financial outcomes, particularly considering the state of the overall global economy in the period since the economic downturn that began in late 2008. During this period of economic uncertainty, the Company's stockholders have witnessed solid growth in revenues, earnings per share, and stock price.

        This growth is reflected in an increase in the Company's stock price of more than 132% over the three years ending in fiscal 2013. Moreover, the Company achieved this growth while continuing to make significant, targeted investments in new product lines and lines of business that will position the Company to sustain growth into the coming years.

Role of the Compensation Committee

        The Company's Board of Directors appoints members to the Compensation Committee. The Compensation Committee is responsible for establishing and approving all compensation for the Named Executive Officers, including base salaries, annual incentive bonuses, long-term equity incentive compensation, benefits and perquisites, and other compensation. The Compensation Committee may delegate certain of its responsibilities to a subcommittee, to individuals or to others.

        Compensation for each of the Named Executive Officers (other than the Chief Executive Officer) is recommended to the Compensation Committee by the Chief Executive Officer. Compensation for the Chief Executive Officer is established by the Compensation Committee on its own.

        Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Listing Standards, as currently in effect.

        The Compensation Committee has designed an executive compensation program that is focused on the attainment of consistent, long-term stockholder returns through (a) aligning executives' incentives with both single-year and multi-year performance, and (b) attracting and retaining executives with capabilities to lead the Company to excel in a competitive landscape.

Executive Compensation Program Elements

        The particular elements of the compensation program for the Named Executive Officers consist of both fixed compensation and variable compensation. Consistent with the Company's pay-for-performance philosophy, the Company structures its compensation program such that fixed compensation is a relatively small percentage of total compensation whereas variable compensation, in the form of annual cash incentives and performance-based equity grants and compensation under the Mexico SAT Incentive Program, comprises a significant percentage of total compensation.

        The following is an overview of the elements of the Company's compensation and benefits programs for fiscal 2013:

Pay Element	Description
Base Salary	Fixed cash compensation set based on the duties and scope of responsibilities of each executive officer's position and the experience the individual brings to the position.
Cash Annual Incentives	Cash-based annual incentives that are determined based on Company and individual performance, subject to achievement of a pre-determined threshold rate of return on book value of the Company.
The Mexico SAT Incentive Program also includes a short-term cash incentive component in the form of annual cash bonuses for participating Named Executive Officers.
Long-Term Incentives	The fiscal 2013 program with respect to the Named Executive Officers consisted of performance-based restricted stock. The fiscal 2014 program will consist of performance-based restricted stock units.
Performance-based restricted stock is earned based on EBITDA-based metrics for each of the three years following grant, as well as an aggregate three-year metric.
The Mexico SAT Incentive Program also includes cash long-term incentives in the form of a long-term component bonus and a contract award bonus ("CAB Bonus") for participating Named Executive Officers.
Benefits	Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance.
Perquisites	For fiscal 2013, perquisites included car allowances and membership dues. Membership dues were discontinued during fiscal 2013.
Retirement	401(k) retirement plan, which includes a Company match.
Nonqualified deferred compensation plan that permits the deferral of salary and cash bonuses at executive officers' election and permits a Company match.
Nonqualified defined benefit plan, of which the CEO is the only participant.

        In fiscal 2013, fixed compensation comprised approximately 11% to 37% and variable compensation comprised approximately 63% to 89% of each Named Executive Officer's total compensation. Average variable compensation for the Named Executive Officers represented 86% of total compensation.

        Fixed Compensation.    Fixed compensation is intended to compensate the Named Executive Officers for their ongoing responsibilities and consists principally of base salary. Base salary is set to attract and retain executive talent. It provides a fixed rate of pay and is generally not at risk of upward or downward adjustment until the following year. Base salaries for the Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted, typically on an annual basis, to reflect sustained individual performance. In determining whether base salary levels for fiscal year 2013 were appropriate, the Compensation Committee considered the Company's general financial performance, the minimum base salary amount provided for in the Named Executive Officer's employment agreement (for those Named Executive Officers that had employment agreements with the Company at such time), as well as a determination of each Named Executive Officer's responsibilities, past performance and expected future contributions. Based on the challenging business environment during the second quarter of fiscal 2013, all of the Named Executive Officers voluntarily agreed to a pay cut of 10% of their base salary rates through June 30, 2013.

        Variable Compensation.    Variable compensation provides the Named Executive Officers with the opportunity for substantial rewards for achieving successful performance and contributing toward sustainable and consistent stockholder returns, and consists principally of annual incentive bonuses and long-term incentive compensation in the form of equity based awards, as well as compensation under the Mexico SAT Incentive Program.

          Annual Incentive Bonuses.    All Named Executive Officers are eligible for an annual incentive bonus pursuant to the Company's annual performance bonus program. Annual incentive bonuses are designed to focus the Company's Named Executive Officers on annual operating achievement and near-term success. In determining annual incentive bonuses for the Named Executive Officers, the Compensation Committee considers the rate of return on the book value of the Company. If a pre-established threshold rate of return before taxes is exceeded for a particular fiscal year, cash bonuses may be awarded to the participating executives. The Company needed to exceed a threshold rate of return before taxes on book value of 7% for fiscal year 2013. Such threshold rate of return was calculated based on the pre-tax income of the Company for fiscal year 2013, excluding the impact of bonuses, restructuring charges and pre-tax income from the Company's turnkey security scanning program for the Mexico Servicio de Administración Tributaria, relative to the Company's total stockholders' equity as of the prior fiscal year end. The threshold was designed to be challenging yet achievable with significant effort and management skill. Moreover, no such bonuses may be awarded unless the Company achieves a minimum of $10 million in pre-tax income. If the Company exceeds these thresholds, then the Compensation Committee evaluates the various quantitative and qualitative factors as described below in a non-formulaic manner to determine the amount of bonus compensation for each named executive officer. Achievement of these thresholds is not linked to any specific payouts as these metrics are not target performance objectives, but rather are minimum performance thresholds for the Company below which the Named Executive Officers would not be entitled to any such annual incentive bonus compensation. Both of these thresholds were exceeded by the Company in fiscal year 2013. Additionally, no such bonus may exceed maximum amounts of 300% of base salary for the Chief Executive Officer and 200% of base salary for the other participating executives.

          After satisfaction of the threshold performance criteria, the bonus amounts were determined by the Compensation Committee based on its evaluation of the overall and relative performance of the Company as well as its evaluation of the compensation practices of the Company's peer group. Each bonus was established at its respective value in order to provide the executive sufficient incentive to create long-term shareholder value while at the same time ensuring that such executive's total bonus compensation would be appropriate as compared to compensation of similarly situated executives. The Compensation Committee retains negative discretion to reduce any awards under the annual performance bonus program to a lesser award or no award to any participant.

          In determining the amounts of annual incentive bonuses, the Compensation Committee also considers individual performance, which may include the following quantitative and qualitative factors:

Qualitative Factors	Quantitative Factors
• Quality of the Management of Units or Functions Managed by the Named Executive Officer	• Financial Performance (including earnings per share and internal metrics)
• Leadership of Personnel Under the Named Executive Officer's Management	• Financial Performance Metrics for Business Units Managed by the Named Executive Officer
• Execution of Strategically Important Projects	• Compensation Surveys Provided by External Advisors
• Overall Effectiveness of Units or Functions Managed by the Named Executive Officer
• Contributions to the Formulation of Company Strategy and Tactics
• Contributions to Stockholder Value
• Management of Risk

          The particular performance achievements for each of the Named Executive Officers (other than the Chief Executive Officer) are recommended by the Chief Executive Officer and reviewed by the Compensation Committee. The performance achievements for the Chief Executive Officer are established by the Compensation Committee. The Compensation Committee also reviews and approves the amounts to be paid to the Chief Executive Officer.

          The Compensation Committee also assesses the value that each of the Named Executive Officers provided through the generation of new sources of revenue, achievement of operational efficiencies, management of risk and completion of strategic initiatives. The annual incentive bonus earned for fiscal year 2013 by each of the Named Executive Officers is shown in the "Bonus" column of the "Summary Compensation Table."

          Long-Term Incentive Program.    In order to further promote the Company's philosophy of pay-for-performance and furthering its objective of aligning its executive compensation with the Company's long-term financial goals and factors that create long-term stockholder value as well as incentivizing the desired individual performance of the Named Executive Officer, the Company has a long-term incentive program. For fiscal year 2013, this program consisted of restricted stock subject to performance vesting based on growth of adjusted EBITDA per share in connection with the Six-year Performance Program described below. For fiscal year 2014, the long-term program is comprised of performance based restricted stock units based on growth of adjusted EBITDA per share.

          Six-year Performance Program.    With respect to performance based awards, the Compensation Committee has established a six-year program for long-term performance based incentive grants for the Named Executive Officers. The program provides for yearly grants of equity or equity-tied incentives. Each grant has a performance based component, which vests based on the achievement of certain one-, two-and three-year performance targets as well as a three-year performance target tied to objective adjusted EBITDA per share metrics. Such metrics exclude the effect of particular designated operations for which specific incentive programs are established; at this time, the only such designated operation is the Company's turnkey security scanning program for the Mexico Servicio de Administración Tributaria. The metrics incentivize consistent, long-term growth, and were designed to be challenging, but achievable with significant effort and management skill. The performance based component will vest if three-year baseline metrics are achieved. For each grant, additional shares may be earned if annual baselines are exceeded as follows:

Actual Performance as a Percentage of Baseline	Result
105% to 110%	Vested shares or units equaling 20% of initial grant would be awarded
110% to 115%	Vested shares or units equaling 30% of initial grant would be awarded
115% to 120%	Vested shares or units equaling 40% of initial grant would be awarded
Above 120%	Vested shares or units equaling 50% of initial grant would be awarded

          However, if actual three-year performance falls below baseline, shares in the initial grant would be forfeited as follows:

Actual Performance as a Percentage of Baseline	Result
95% to 99.9%	10% of shares or units would be forfeited
90% to 94.9%	25% of shares or units would be forfeited
85% to 89.9%	65% of shares or units would be forfeited
Below 85%	100% of shares or units would be forfeited

          For actual performance in fiscal 2013, each of the Named Executive Officers earned additional shares, as follows: Mr. Chopra, 46,500 shares; Mr. Edrick, 24,500 shares; Mr. Mehra, 24,500 shares; Mr. Sze, 16,250 shares; and Mr. Mansouri, 1,500 shares.

          In the event of a change of control, the initial grant of the performance based component would vest upon the change of control; to the extent actual performance has exceeded baseline for a full fiscal year at the time of the change of control, performance for any annual periods remaining in association with a particular grant will be assumed to exceed baseline by the same percentage for the purposes of awarding additional incentive shares or units in connection with the change of control.

          The grants to the Named Executive Officers during fiscal 2013 were performance based in their entirety. The Compensation Committee believes that this vesting structure provides an incentive for the Named Executive Officers to remain with the Company and also focus the Named Executive Officers on consistently achieving performance and business objectives of the Company for the benefit of its stockholders. The grants to the Named Executive Officers during fiscal 2014 were also performance based in their entirety.

          The Compensation Committee determines, after consultation with the Chief Executive Officer, the number of equity awards to grant to the Named Executive Officers. The grant amounts for the Chief Executive Officer are determined solely by the Compensation Committee. The Compensation Committee considers individual performance, including the quantitative and qualitative factors set forth in "Annual Incentive Bonuses" above, as well as overall corporate performance. For fiscal year 2013 performance share calculation purposes, the Chief Executive Officer, Chief Financial Officer and General Counsel are measured against consolidated Company performance, and division Presidents have their performance results weighted 70% based on their respective division performance and 30% based on consolidated Company performance with the exception of the President of Rapiscan whose performance is weighted 70% based on consolidated Company performance and 30% based on division performance in order to effectively compensate him for his role in overall corporate performance. The Compensation Committee retains negative discretion to reduce any awards under the long-term incentive program to a lesser award or no award to any participant.

          The Company's overall long-term incentive program is designed to retain the Named Executive Officers and to align the interests of the Named Executive Officers with the long-term interests of the Company's stockholders, namely the achievement of sustainable, long-term stock price appreciation. All equity awards are made at fair market value on the date of grant (which is the date on which the Compensation Committee authorizes the grant). Under the Company's equity incentive plan as in effect on the date of grant (the "Equity Plan"), fair market value is determined by the closing price of the Company's Common Stock on such dates.

          Mexico SAT Incentive Program.    For the fiscal years 2013 through 2017, the Company has established an incentive program tied to the performance of the Company's turnkey security scanning program for the Mexico Servicio de Administración Tributaria (the "Mexico SAT Incentive Program"). The Mexico SAT Incentive Program was adopted in July 2012. Incentives under the Mexico SAT Incentive Program are conditioned on the achievement of certain metrics based on the operating income of the services for the Mexico Servicio de Administración Tributaria. The metrics require such operating income, as a percentage of revenue, to significantly exceed operating margin for the Company as a whole before any incentives are awarded, and are thus believed to be challenging, but achievable. The Mexico SAT Incentive Program consists of three components that may be awarded to certain Named Executive Officers upon achievement of performance criteria: a short-term component, a long-term component, and a "contract award bonus".

          If the threshold operating income amount is exceeded for a particular fiscal year, and dependent on the amount by which such threshold operating income is exceeded, a bonus pool is established for certain Named Executive Officers. The bonus pool, if any, is allocated among participating executives. For each such executive, 70% of the annual bonus allocation comprises the short term component. Half of the short-term component is paid to that executive within 75 days of the end of the fiscal year in which it is earned, and the other half would be paid to that executive within 75 days of the end of the following year, provided that the executive has not resigned prior to the date of such payments. The long-term component constitutes the remaining 30% of the executive's annual bonus allocation, and would not be paid until 2018, if the executive has not previously resigned. The amount of the long-term component would be divided by $50.17, representing the baseline value of the Company's stock prior to public disclosure of the Company's contract with the Servicio de Administración Tributaria. The resulting figure would then be multiplied by the per-share price of the Company's stock as of December 31, 2017, and the product would constitute the final value of the long-term component.

          The contract award bonus is based on five-and-a-half year cumulative operating income for the Servicio de Administración Tributaria operations through December 31, 2017. If the threshold cumulative operating income is exceeded, and dependent on the amount by which such operating income is exceeded, a "CAB" bonus pool would be established in an amount equal to 1%-5% of the cumulative operating income. The CAB bonus pool, if any, would be allocated among participating executives. The CAB bonuses, if any, for each executive would be paid in January 2018, provided that the executive has not resigned prior to the payment.

          In the event of a change of control: (a) any earned but unpaid short and long-term components of the Mexico SAT Incentive Program would be accelerated, with the long-term component calculated using the value of the Company's stock on the date of the change of control; (b) a pro-rata CAB bonus would be paid based on the operating income for the two quarters preceding the change of control; (c) the remaining value of the Mexico SAT Incentive Program would be calculated by imputing the operating income for the 12 months preceding the change of control to the period that is the shorter of (i) the 24 months after the change of control or (ii) the remainder of the term of the Company's contracts to operate security screening services for the Mexico Servicio de Administración Tributaria (or, in the case of the CAB bonus, until December 31, 2017), and establishing bonus pools based on such data.

          In the event that a participating executive's participation in the Mexico SAT Incentive Program is terminated, for reasons other than by the executive's voluntary resignation or the termination of that executive's employment for cause, then (a) any earned but unpaid short and long-term components of the Mexico SAT Incentive Program would be accelerated, with the long-term component calculated using the value of the Company's stock on the date of the termination; (b) a further annual bonus and CAB amount calculated by imputing performance for the 12 months preceding the termination to the period equal to the remainder of the then-current fiscal year plus an additional 12 months, provided that such period does not extend beyond the end of the Company's contracts to operate security screening services for the Mexico Servicio de Administración Tributaria for the calculation of the annual bonus amount, and December 31, 2017 for calculation of the CAB amount. Such amounts would be paid within 45 days of the termination.

          The Compensation Committee determines, after consultation with the Chief Executive Officer, the amount of awards to grant to the Named Executive Officers under the Mexico SAT Incentive Program. The grant amounts for the Chief Executive Officer are determined solely by the Compensation Committee. The Compensation Committee considers each Named Executive Officer's position with the Company and involvement in the management of the screening services operation in making its determinations. The Compensation Committee retains discretion to amend the Mexico SAT Incentive Program.

          All of the Named Executive Officers, with the exception of Mr. Mansouri, were participants in the Mexico SAT Incentive Program during fiscal 2013. The short-term and long-term components of the Mexico SAT Incentive Program compensation earned for fiscal year 2013 by each of such Named Executive Officers is shown in the "Non-equity Incentive Plan Compensation" column of the

  "Summary Compensation Table." Each of such Named Executive Officers will receive a CAB bonus provided that the five-and-a-half year cumulative operating income threshold is achieved. Information concerning the potential CAB bonus amounts is shown in the "Grant of Plan Based Awards Table."

        Benefits and Perquisites.    Benefits and perquisites are designed to attract and retain key employees. Currently, the Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company's 401(k) Plan, Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan and the medical, dental and vision plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officers. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company also provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. For matching contribution amounts, see the Summary Compensation Table and related footnotes. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

        The Company maintains a Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") that is unfunded for federal tax purposes and allows the Named Executive Officers and a select group of other managers or highly compensated employees (as designated by the Compensation Committee) to defer a specified percentage of certain compensation, including salary, bonuses and commissions. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants. Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death. Additional information about this plan is summarized below under the heading "Nonqualified Deferred Compensation."

        The Company also maintains a Nonqualified Defined Benefit Plan (the "Defined Benefit Plan") that is unfunded for federal tax purposes and that constitutes an unsecured promise by the Company to make payments to participants in the future following their retirement, termination in connection with a change in control of the Company, or their death or disability. Under the terms of the Defined Benefit Plan, a committee designated by the Board of Directors may select participants from among the Named Executive Officers and a select group of managers or other highly compensated employees. Currently, Mr. Chopra is the only participant in this plan. Additional information about this plan is summarized below under the heading "Pension Benefits."

        Total Compensation Mix.    While the Compensation Committee does not apply a predetermined or mathematical weighting to determine the fixed and variable elements of compensation, the Compensation Committee believes that the elements described above provide a well proportioned mix of equity based, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. The Company believes this compensation mix provides the Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of highly qualified executive talent by the Company's competitors. The mix of annual incentives and the equity based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. The Company believes that its compensation mix results in a pay-for-performance orientation that is aligned with its compensation philosophy, which takes into account individual, group and Company performance.

Bases for Our Compensation Policies and Decisions

        In determining compensation awarded to the Named Executive Officers for fiscal 2013, the Compensation Committee performed a global review of both overall and relative individual Named Executive Officer and corporate performance based on the qualitative and quantitative factors described in the table below. The factors considered did not have any predetermined or mathematical weighting; rather, the Compensation Committee considered the overall performance of each executive, considering the factors, and including consideration of unplanned events and issues emerging during the fiscal year. Each factor was thoroughly evaluated and taken into consideration in the Compensation Committee's overall determination of each Named Executive Officer's total compensation package, including both the amount of compensation as well as allocation of such compensation between short-term and long-term components.

Qualitative Factors	Quantitative Factors
• Furtherance of Long-term Goals	• Compensation Paid in Prior Years
• Individual Performance and Experience	• Financial Performance of Company / Division
• Demonstration of Leadership Skills and Ability	• Peer Group Compensation and Performance Data
• Achievement of Strategic Targets	• Compensation Surveys Provided by External Advisors
• Management of Unplanned Events and Issues Emerging During the Fiscal Year

        The Compensation Committee's review included evaluating the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies. In making its determinations, the Compensation Committee reviewed information summarizing the compensation paid at peer group companies and more broad-based compensation surveys. The companies in the fiscal 2013 peer group were developed based on similarity in size and operations within the industries in which the Company operates as follows:

• Analogic Corporation	• CONMED Corporation	• FEI Company	• JDS Uniphase Corporation	• Newport Corporation	• Sirona Dental Systems, Inc.
• ARRIS Group, Inc.	• CTS Corporation	• Finisar Corporation	• Masimo Corporation	• NuVasive, Inc.	• Teleflex Incorporated
• Checkpoint Systems, Inc.	• Edwards Lifesciences Corporation	• FLIR Systems, Inc.	• MTS Systems Corporation	• ResMed Inc.	• TTM Technologies, Inc.
• Coherent, Inc.	• Fabrinet	• Harmonic Inc.	• Multi-Fineline Electronix, Inc.	• Rofin-Sinar Technologies Inc.

        In connection with executive compensation for fiscal 2013, the Compensation Committee engaged Frederic W. Cook & Co., Inc., to provide consulting services and advice regarding executive compensation matters. The Company's management also provided the Compensation Committee with information gathered from Pearl Meyer & Partners for consideration.

        The Compensation Committee also considered broad-based surveys that reflected compensation levels and practices for executives holding comparable positions at the companies covered by the surveys and adjustments based on the cost of living in certain geographic areas. The review of the surveys further assisted the Compensation Committee in determining the appropriate level and mix of compensation for each Named Executive Officer. In connection with its review, the Compensation Committee also considered that each Named Executive Officer was located in the high cost of living area in the geographic location of our Company headquarters.

        While the Compensation Committee did not engage in formal benchmarking with pre-established targets, the Compensation Committee reviewed the Company's actual performance taken as a whole as well as its performance relative to its peer group and established compensation levels at the competitive level that it believed most appropriately corresponded to the Company's comparative performance.

        For fiscal 2013, the Compensation Committee determined that it was appropriate to maintain fixed compensation levels relatively stable for all Named Executive Officers as compared to fiscal 2012. The Compensation Committee believes that the fixed component of compensation is designed to compensate each Named Executive Officer based on the duties and scope of responsibilities of his position and the experience he brings to the position, which did not change materially in fiscal 2013. However, based on the challenging business environment during the second quarter of fiscal 2013, all of the Named Executive Officers voluntarily agreed to a pay cut of 10% of their base salary rates through June 30, 2013. The following table sets forth the changes to base salaries paid to the Named Executive Officers for fiscal 2013 as compared to fiscal 2012:

Named Executive Officer	Changes in Base Salary
Deepak Chopra	Decreased from $1,000,000 to $961,538
Alan Edrick	Decreased from $402,000 to $386,538
Ajay Mehra	Decreased from $402,000 to $386,538
Victor Sze	Decreased from $350,000 to $336,538
Manoocher Mansouri	Decreased from $270,500 to $260,096

        Consistent with the Company's pay-for-performance philosophy, the variable component of compensation, in the form of annual cash incentives and performance-based equity grants, as well as compensation under the MSAT Incentive Program, comprised a significant portion of total compensation.

        In making variable compensation determinations, the Compensation Committee noted significant corporate and management achievements during fiscal year 2013 in the categories "furtherance of long-term goals", "demonstration of leadership skills and ability" and "achievement of strategic targets". With respect to Messrs. Chopra, Mehra, Edrick and Sze these included implementation of the screening services operation with the tax and customs authority of Mexico. With respect to Messrs. Chopra, Edrick, and Sze these also included the continuation of the development and launch of an entire new generation of healthcare products and, with respect to those executives and also with respect to Mr. Mansouri, also the expansion of the Optoelectronics and Manufacturing division's electronics manufacturing services, market segments, customer base and capabilities. The Compensation Committee factored these achievements against instances where the Company did not achieve desired results, including the delayed launch of certain products and delays in realizing certain sales.

        The Compensation Committee determined that the achievements of each Named Executive Officer for the fiscal year contributed significantly to the long-term goals of the Company, and substantially improved the Company's competitive standing in important markets, while the goals that were not achieved during the fiscal year did not represent significant set backs to the Company as a whole.

        The Compensation Committee also took into consideration the Company's strong financial performance overall as well as relative to certain of its peer companies, which was attributable to the commendable performance of the Named Executive Officers. In making compensation decisions among the executives, the Compensation Committee further considered the relative performance of the Company's divisions, particularly the strong performance of the Security division headed by Mr. Mehra, as compared to the Optoelectronics and Manufacturing division headed by Mr. Mansouri and the Company as a whole.

        For fiscal 2013, the Compensation Committee also considered each Named Executive Officer's position with the Company and involvement in the management of the screening services program with the tax and customs authority of Mexico when determining awards under the Mexico SAT Incentive Program to participating Named Executive Officers. As a result of such review, each Named Executive Officer received an award under the Mexico SAT Incentive Program except for Mr. Mansouri.

        For the variable component of compensation, there was no mathematical formula for tying the fiscal year's events and performance to each individual executive's variable compensation, but rather that compensation element was determined in consideration of the executive's involvement in the Company's performance for that year, the Company's overall performance for the year, as well as the compensation for comparable-company executives.

        In light of this global evaluation, the Compensation Committee determined that certain Named Executive Officers should receive increased variable compensation for fiscal year 2013 as compared to fiscal year 2012. The following table provides a summary of decisions of the Compensation Committee with respect to each person's eligibility for variable compensation for fiscal year 2013:

Named Executive Officer	Changes in Variable Compensation
Deepak Chopra	Increase variable compensation overall including an increase of target equity awards, a decrease in bonus, a grant of awards under the Mexico SAT Incentive Program, and a decrease in other types of compensation.
Alan Edrick
Increase variable compensation overall including an increase of target equity awards, a decrease in bonus, a grant of awards under the Mexico SAT Incentive Program, and a decrease in other types of compensation.
Ajay Mehra
Increase variable compensation overall including an increase of target equity awards, a decrease in bonus, a grant of awards under the Mexico SAT Incentive Program, and a decrease in other types of compensation.
Victor Sze
Increase variable compensation overall including an increase of target equity awards, a decrease in bonus, a grant of awards under the Mexico SAT Incentive Program, and a decrease in other types of compensation.
Manoocher Mansouri	Slight decrease in variable compensation overall including target equity awards, bonus, and other types of compensation.

        All compensation decisions are designed to encourage performance that enhances long-term stockholder value. The Compensation Committee believes that attracting and retaining executive talent capable of achieving the Company's long-term, strategic objectives is the best way to align executive compensation decisions with the interests of stockholders. The Compensation Committee also believes that meeting financial targets as well as near-term strategic goals demonstrates whether an executive is on track to accomplish longer-term objectives.

Advisory Vote on Named Executive Officer Compensation

        At our 2012 annual meeting, 96.1% of the votes cast on the advisory vote on the compensation of our Named Executive Officers were in favor of our executive compensation policies. Considering the strong stockholder support of the compensation of the Named Executive Officers for fiscal 2012, the Compensation Committee determined to continue to apply the same general approach with respect to compensation policies and decisions for fiscal 2013.

Minimum Equity Ownership and Retention Guidelines

        The Company believes that its Named Executive Officers should hold a significant amount of Company equity to link their long-term economic interests directly to those of the Company's stockholders. Accordingly, the Company has established requirements that Named Executive Officers own equity of the Company valued at five times their respective annual base salaries. The Company believes that this multiple constitutes significant amounts for its Named Executive Officers and provides a substantial link between the interests of its Named Executive Officers and those of the Company's stockholders. During such time that a Named Executive Officer has not attained the share ownership guideline, he is required to retain at least 50% of the shares acquired upon exercise of options or vesting of restricted stock awards or units, net of amounts required to pay taxes and exercise price. The Company periodically reviews its minimum equity ownership guidelines. Based on the Company's review from leading stockholder advisory groups, the Company increased the minimum equity ownership guideline for its Named Executive Officers from a multiple of three times annual base salary to five times annual base salary and adopted the foregoing retention policy. Any shares pledged by a Named Executive Officer are not counted towards such Named Executive Officer's satisfaction of the Company's minimum equity ownership guidelines. As of June 30, 2013, each of the Named Executive Officers met or exceeded the Company's minimum equity ownership guidelines.

Adoption of Clawback Policy

        The Company has adopted a clawback policy. The policy provides that if an accounting restatement is required due to the Company's material non-compliance with any accounting requirements, then the Company will seek to recover any excess in the incentive compensation earned by all of the Company's Named Executive Officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, over the prior three years over what they would have earned if there had not been a material non-compliance in the financial statements.

Adoption of a Policy Prohibiting the Hedging or Pledging of Company Stock

        The Company has adopted a policy that prohibits our Named Executive Officers and directors from entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company's common stock or other equity securities. The Company has also adopted a policy that prohibits on a prospective basis our Named Executive Officers and directors from holding Company stock or other equity securities in margin accounts or pledging Company stock or other equity securities as collateral for a loan.

Employment Agreements

        The Company has employment agreements with Messrs. Chopra, Edrick, Mehra, Sze and Mansouri which were entered into during fiscal 2012. The terms of each of such agreements are summarized below under the heading "Employment Agreements." Employment agreements are used to retain executives and formalize the terms of the executives' employment.

Impact of Accounting and Tax on the Form of Compensation

        The Compensation Committee considers applicable tax laws, securities laws and accounting regulations in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of generally accepted accounting principles on the Company's use of equity based awards. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Internal Revenue Code with respect to annual compensation exceeding $1.0 million and Section 280G of the Internal Revenue Code with respect to change in control payments exceeding specified limits.

Additional Information Regarding the Named Executive Officers

          Deepak Chopra is President and Chief Executive Officer of the Company. Biographical information regarding Mr. Chopra is set forth under "Election of Directors."

          Alan Edrick is Executive Vice President and Chief Financial Officer of the Company. Mr. Edrick joined the Company as Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than two decades of financial management and public accounting experience, including mergers and acquisitions, capital markets, financial planning and analysis and regulatory compliance. Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc., a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

          Ajay Mehra is Executive Vice President of the Company and President of the Company's Security division. Biographical information regarding Mr. Mehra is set forth under "Election of Directors."

          Victor S. Sze is Executive Vice President and General Counsel of the Company. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary of the Company. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor of Arts degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School.

          Manoocher Mansouri is President of the Company's Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of its Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 25 years of experience in the optoelectronics industry. Mr. Mansouri has served as President of the Company's OSI Optoelectronics, Inc. subsidiary since May 2000. Mr. Mansouri holds a Bachelor of Science degree in electrical engineering from the University of California, Los Angeles as well as an Executive Program in management certificate from the Anderson School at the University of California, Los Angeles.

Summary Compensation Table

        The following table sets forth the compensation for the principal executive officer, the principal financial officer, and the three highest paid executive officers of the Company serving as executive officers on June 30, 2013 for the fiscal years ended June 30, 2013, 2012 and 2011 (the "Named Executive Officers")(1):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)($)	All Other Compensation (4)(5)(6)(7)($)	Total ($)
Deepak Chopra	2013	961,538	1,323,000	4,091,340	—	1,077,000	579,138	258,254	8,290,270
Chairman, President and	2012	1,000,000	1,750,000	2,218,920	606,600	—	1,287,536	171,010	7,034,066
Chief Executive Officer	2011	1,000,000	1,300,000	1,966,200	—	—	418,357	104,526	4,789,083
Alan Edrick	2013	386,538	340,000	2,107,660	—	348,000	—	58,653	3,240,851
Executive Vice President and	2012	402,000	500,000	1,008,600	606,600	—	—	111,736	2,628,936
Chief Financial Officer	2011	388,500	360,000	813,600	368,000	—	—	100,910	2,031,010
Ajay Mehra	2013	386,538	325,000	2,107,660	—	546,000	—	81,226	3,446,424
Executive Vice President	2012	402,000	500,000	1,008,600	606,600	—	—	131,373	2,648,573
of the Company and	2011	396,000	360,000	1,084,800	—	—	—	120,705	1,961,505
President of Security division
Victor S. Sze	2013	336,538	345,000	1,394,775	—	273,000	—	71,549	2,420,862
Executive Vice President,	2012	350,000	350,000	672,400	404,400	—	—	115,373	1,892,173
General Counsel and	2011	345,000	300,000	549,180	248,400	—	—	104,291	1,546,871
Secretary
Manoocher Mansouri	2013	260,096	65,000	371,940	—	—	—	55,507	752,543
President of Optoelectronics	2012	270,500	70,000	403,440	—	—	—	78,586	822,526
and Manufacturing division	2011	266,500	100,000	488,160	—	—	—	73,867	928,527

(1)
Represents the aggregate grant date fair value computed in accordance with generally accepted accounting principles of awards granted during the applicable fiscal year. Stock Awards column includes performance-based awards granted at target values. For additional information on the maximum amounts that could be earned if all metrics are achieved at the highest levels, see the Grants of Plan-Based Awards Table below. See Note 7 to the Consolidated Financial Statements included in the Company's Form 10-K for the fiscal year ended June 30, 2013 for a discussion of the assumptions used in valuation of stock options and stock awards.

(2)
Represents annual bonus amounts earned for Fiscal Year 2013 under the Mexico SAT Incentive Program in the amounts of $682,000, $243,600, $382,000, and $191,100 for Messrs. Chopra, Edrick, Mehra and Sze, respectively, as the short-term component of the program, and amounts earned for Fiscal Year 2013 of $395,000, $104,400, $164,000, and $81,900 for Messrs. Chopra, Edrick, Mehra and Sze, respectively, credited to the long-term component of the program.

(3)
The Company initially adopted the Defined Benefit Plan, as amended, during fiscal year 2008. Mr. Chopra is currently the only participant in the Defined Benefit Plan. The amounts included in this column represent the aggregate change in the present value of the accumulated benefit from June 30, 2012 to June 30, 2013 based on actuarial assumptions and therefore do not reflect the Company's liability as of June 30, 2013 under the plan or the plan's effect on the Company's earnings in the stated period.

(4)
The Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company's 401(k) Plan, Employee Stock Purchase Plan, medical, dental and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan, and the medical, dental and vision plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officers. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company also provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. Further, the Named Executive Officers are eligible to participate in the Deferred Compensation Plan, and the Company may provide matching and discretionary contributions under such plan. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

(5)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2013 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	6,614	1,780	1,782	10,167	237,911	258,254
Alan Edrick	46,703	2,850	—	6,519	2,580	58,653
Ajay Mehra	44,504	6,675	—	18,861	11,185	81,226
Victor S. Sze	39,580	12,000	—	8,814	11,156	71,549
Manoocher Mansouri	29,526	7,200	—	7,135	11,647	55,507

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

(**)
Membership dues consist of payments made to a golf club. Membership dues were discontinued during fiscal year 2013.
(6)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2012 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	5,199	1,780	5,652	10,675	147,704	171,010
Alan Edrick	89,000	2,850	—	8,417	11,469	111,736
Ajay Mehra	89,016	6,675	—	17,382	18,300	131,373
Victor S. Sze	77,726	12,000	—	15,016	10,631	115,373
Manoocher Mansouri	58,209	7,200	—	7,006	6,171	78,586

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

(**)
Membership dues consist of payments made to a golf club.
(7)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2011 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contribution(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	4,900	1,780	4,857	9,553	83,436	104,526
Alan Edrick	81,314	2,851	—	6,477	10,268	100,910
Ajay Mehra	83,712	6,675	—	17,757	12,561	120,705
Victor S. Sze	74,592	12,000	—	7,731	9,968	104,291
Manoocher Mansouri	55,009	7,200	—	6,576	5,082	73,867

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

(**)
Membership dues consist of payments made to a golf club.

Grants of Plan-Based Awards Table

        The following table sets forth the plan-based awards made during the fiscal year ended June 30, 2013 to each of the Named Executive Officers:

			Estimated Future Payouts under Non-equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(6)			Grant Date Fair Value of Options and Awards (7)($)
Name Position	Type of Award(1)	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)
Deepak Chopra	RSA	7/23/2012	—	—	—	—	66,000	165,000	4,091,340
Chairman, President and	STI(8)	—	—	682,000	—	—	—	—	—
Chief Executive Officer	LTI(9)	—	—	395,000	—	—	—	—	—
	CAB(10)	—	—	582,151	—	—	—	—	—
Alan Edrick	RSA	7/23/2012	—	—	—	—	34,000	85,000	2,107,660
Executive Vice President and	STI(8)	—	—	243,600	—	—	—	—	—
Chief Financial Officer	LTI(9)	—	—	104,400	—	—	—	—	—
	CAB(10)	—	—	116,430	—	—	—	—	—
Ajay Mehra	RSA	7/23/2012	—	—	—	—	34,000	85,000	2,107,660
Executive Vice President of the	STI(8)	—	—	382,000	—	—	—	—	—
Company and President of	LTI(9)	—	—	164,000	—	—	—	—	—
Security division	CAB(10)	—	—	211,691	—	—	—	—	—
Victor S. Sze	RSA	7/23/2012	—	—	—	—	22,500	56,250	1,394,775
Executive Vice President,	STI (8)	—	—	191,100	—	—	—	—	—
General Counsel and Secretary	LTI(9)	—	—	81,900	—	—	—	—	—
	CAB(10)	—	—	148,184	—	—	—	—	—
Manoocher Mansouri	RSA	7/23/2012	—	—	—	—	6,000	15,000	371,940
President, Optoelectronics and
Manufacturing division

(1)
Type of Award:

RSA	Restricted Stock Award
STI	Short Term Component of Mexico Bonus Plan
LTI	Long Term Component of Mexico Bonus Plan
CAB	Contract Award Bonus under Mexico Bonus Plan
(2)
No amounts are shown in these columns because awards under the applicable programs do not provide for threshold or maximum payment amounts.

(3)
No amounts are shown in this column as the Company's long-term performance program provides for the forfeiture of all shares under certain circumstances of significant underperformance, as more fully explained above in the section entitled "Long-Term Incentive Program."

(4)
Represents the baseline awards granted to the executives as more fully explained above in the section entitled "Long-Term Incentive Program."

(5)
Represents the maximum that each executive could receive if all performance metrics are achieved at the highest levels as more fully explained above in the section entitled "Long-Term Incentive Program; Quantitative Objectives."

(6)
Performance-based awards vest upon the attainment of certain one-, two- and three-year performance targets.

(7)
The grant date fair value of the restricted stock was computed in accordance with generally accepted accounting principles and represents the total projected expense to the Company of grants made during the past fiscal year.

(8)
Represents the short-term component of annual bonus awards under the Mexico SAT Incentive Program, as more fully explained above under "Mexico SAT Incentive Program."

(9)
Represents the long-term component of annual bonus awards under the Mexico SAT Incentive Program. The amount reported is the dollar amount credited to the individual, which is payable in 2018 (provided the individual has not voluntarily resigned prior to payment) and may vary from the amount reported based on the future performance of our stock price, as more fully explained above under "Mexico SAT Incentive Program."

(10)
Represents an award made during the fiscal year as a Contract Award Bonus under the Mexico SAT Incentive Program. The amount reported is not the actual amount earned by or credited to the individual, but rather a representative amount based on the Company's performance during fiscal year ending June 30, 2013. As more fully explained above under "Mexico SAT Incentive Program", the Contract Award Bonus is payable in 2018, if at all, based on cumulative operating income for the Servicio de Administración Tributaria operations through December 31, 2017. The amount reported assumes that 2013 operating income from these operations continues each year during the measuring period. However, the actual amount of our operating income through 2017 may vary substantially from the amount assumed for purposes of this table.

(11)
The Company has eliminated from this table the columns titled "All Other Stock Awards: Number of Shares of Stock or Units", "All Other Option Awards: Number of Securities Underlying Options", and "Exercise or Base Price of Option Awards" because no amounts would have been included in such columns.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards for each Named Executive Officer as of June 30, 2013(1):

	Option Awards					Stock Awards			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (2)(#)		Option Exercise Price (3)($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4)(#)		Market Value of Shares or Units of Stock That Have Not Vested (5)($)
Deepak Chopra	60,000	—		20.02	9/16/2017	—		—	—	—
Chairman, President and	20,000	40,000	(7)	33.62	9/8/2021	—		—	—	—
Chief Executive Officer	—	—		—	—	80,500	(11)	5,185,810	134,100	8,638,722
Alan Edrick	48,000	—		20.02	9/16/2017	—		—	—	—
Executive Vice President	14,000	—		23.18	2/7/2018	—		—	—	—
and Chief Financial	10,000	—		20.92	7/27/2018	—		—	—	—
Officer	40,000	—		12.52	1/11/2019	—		—	—	—
	85,000	—		16.37	8/31/2019	—		—	—	—
	26,667	13,333	(8)	27.12	8/10/2020	—		—	—	—
	20,000	40,000	(7)	33.62	9/8/2021	—		—	—	—
	—	—		—	—	30,000	(12)	1,932,600	70,500	4,541,610
Ajay Mehra	7,000	—		20.02	9/16/2017	—		—	—	—
Executive Vice President	14,000	—		23.18	2/7/2018	—		—	—	—
of the Company and	10,000	—		20.92	7/27/2018	—		—	—	—
President of	85,000	—		16.37	8/31/2019	—		—	—	—
Security division	20,000	40,000	(7)	33.62	9/8/2021	—		—	—	—
	—	—		—	—	35,000	(13)	2,254,700	70,950	4,570,599
Victor S. Sze	24,000	—		20.02	9/16/2017	—		—	—	—
Executive Vice	10,000	—		23.18	2/7/2018	—		—	—	—
President, General	5,000	—		20.92	7/27/2018	—		—	—	—
Counsel and Secretary	30,000	—		12.52	1/11/2019	—		—	—	—
	55,000	—		16.37	8/31/2019	—		—	—	—
	18,000	9,000	(9)	27.12	8/10/2020	—		—	—	—
	13,334	26,666	(10)	33.62	9/8/2021	—		—	—	—
	—	—		—	—	20,125	(14)	1,296,453	46,750	3,011,635
Manoocher Mansouri	7,500	—		23.18	2/7/2018	—		—	—	—
President,	25,657	—		16.37	8/31/2019	—		—	—	—
Optoelectronics and	—	—		—	—	16,875	(15)	1,087,088	2,660	171,357
Manufacturing division

(1)
The Company has eliminated from this table the column titled "Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options" because no amounts would have been included in such column.

(2)
Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.

(3)
The exercise price for stock options is determined using the closing price of the Company's Common Stock on the date of grant.

(4)
Restricted stock awards vest over periods ranging between three and four years from the date of grant.

(5)
The market value of restricted stock awards that have not yet vested is based on the number of unvested shares of stock on June 28, 2013, multiplied by the closing price of the Company's Common Stock on June 28, 2013 ($64.42 per share).

(6)
Performance based awards vest upon the attainment of certain one-, two- and three-year performance targets.

(7)
These 40,000 unexercisable option awards are subject to the following vesting schedule: 20,000 vested on September 9, 2013 and 20,000 are expected to vest on September 9, 2014.

(8)
These 13,333 unexercisable option awards vested on August 11, 2013.

(9)
These 9,000 unexercisable option awards vested on August 11, 2013

(10)
These 26,666 unexercisable option awards are subject to the following vesting schedule: 13,333 will vest on September 9, 2013 and 13,333 will vest on September 9, 2014.

(11)
These 80,500 unvested stock awards are subject to the following vesting schedule: 18,125 shares vested on August 11, 2013, 15,000 shares vested on September 1, 2013, 9,750 shares vested on September 9, 2013, 18,125 shares will vest on August 11, 2014, 9,750 shares will vest on September 9, 2014 and 9,750 shares will vest on September 9, 2015.

(12)
These 30,000 unvested stock awards are subject to the following vesting schedule: 7,500 shares vested on August 11, 2013, 3,750 shares vested on September 1, 2013, 3,750 shares vested on September 9, 2013, 7,500 shares will vest on August 11, 2014, 3,750 shares will vest on September 9, 2014 and 3,750 shares will vest on September 9, 2015.

(13)
These 35,000 unvested stock awards are subject to the following vesting schedule: 10,000 shares vested on August 11, 2013, 3,750 shares vested on September 1, 2013, 3,750 shares vested on September 9, 2013, 10,000 shares will vest on August 11, 2014, 3,750 shares will vest on September 9, 2014 and 3,750 shares will vest on September 9, 2015.

(14)
These 20,125 unvested stock awards are subject to the following vesting schedule: 5,062 shares vested on August 11, 2013, 2,500 shares vested on September 1, 2013, 2,500 shares vested on September 9, 2013, 5,063 shares on August 11, 2014, 2,500 shares on September 9, 2014 and 2,500 shares will vest on September 9, 2015.

(15)
These 16,875 unvested stock awards are subject to the following vesting schedule: 4,500 shares vested on August 11, 2013, 1,875 shares vested on September 1, 2013, 2,000 shares vested on September 9, 2013, 4,500 shares will vest on August 11, 2014, 2,000 shares will vest on September 9, 2014 and 2,000 shares will vest on September 9, 2015.

Option Exercises and Stock Vested Table

        The following table sets forth information regarding the exercise of options by and the vesting of restricted stock held by each of the Named Executive Officers during fiscal year ended June 30, 2013:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)($)
Deepak Chopra	80,000	4,883,200	61,375	4,414,763
Chairman, President and Chief Executive Officer
Alan Edrick	—	—	25,000	1,788,875
Executive Vice President and Chief Financial Officer
Ajay Mehra	25,000	1,342,250	27,500	1,967,625
Executive Vice President of the Company and President of Security division
Victor S. Sze	—	—	16,938	1,208,536
Executive Vice President, General Counsel and Secretary
Manoocher Mansouri	—	—	8,975	655,348
President, Optoelectronics and Manufacturing division

(1)
Represents the difference between the fair market price of the Company's Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

(2)
Represents the number of restricted stock awards that vested multiplied by the fair market price of the Company's Common Stock on the date of vesting.

Pension Benefits

        The Company maintains the Defined Benefit Plan. The Defined Benefit Plan constitutes an unsecured promise by the Company to make payments to participants upon vesting. Mr. Chopra is currently the only participant in the Defined Benefit Plan.

        Under the terms of his participation, Mr. Chopra will be entitled to a total benefit of $10 million payable over a 10-year period commencing January 1, 2019 in quarterly installments of $250,000. Mr. Chopra is fully vested in all benefits under the Defined Benefit Plan. In the event of Mr. Chopra's death or disability, he or his dependents shall be entitled to $10 million payable over 10 years commencing within 60 days following his death or disability, as applicable. In the event of Mr. Chopra's Separation from Service (as defined in the Defined Benefit Plan) within 24 months following a Change in Control (as defined in the Defined Benefit Plan), Mr. Chopra shall be entitled to (i) the net present value of $6 million of his retirement benefit payable in a single lump sum within 90 days following his Separation from Service and (ii) the net present value of $4 million of his retirement benefit payable in the form of a single lump sum 90 days following the first anniversary of his Separation from Service, each subject to Section 409A of the Internal Revenue Code. In the event a Change in Control occurs after his Separation from Service during the payout of Mr. Chopra's benefits, the present value of all remaining payments shall be paid in the form of a single lump sum within 90 days following the Change in Control.

        The following table sets forth information regarding the Defined Benefit Plan for the participating Named Executive Officer during fiscal year ended June 30, 2013(1). For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit, please see Note 12 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended June 30, 2013.

Name and Principal Position	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Deepak Chopra	6	5,355,481	—
Chairman, President and Chief Executive Officer

(1)
The Company has eliminated from this table the column titled "Plan Name" because only the Defined Benefit Plan is covered by this table.

Nonqualified Deferred Compensation

        The Company adopted the Deferred Compensation Plan in May 2008. Under the Deferred Compensation Plan, a select group of the Company's management or highly compensated employees (as designated by the Compensation Committee), including the Named Executive Officers, may defer a specified percentage of their salary, bonuses and commissions and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. The Named Executive Officers may elect to defer up to eighty percent (80%) of their base salary and up to one hundred percent (100%) of other types of eligible compensation. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants. Eligible participants are fully vested in Company contributions.

        Participating Named Executive Officers receive market-based returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investment vehicles chosen by them and which are similar to the investment vehicles made available to all employees participating in the Deferred Compensation Plan. Participants may at any time change their investment allocations among the investment vehicles made available under the Deferred Compensation Plan. The rates of return for the Named Executive Officers for deferred amounts in the Deferred Compensation Plan in fiscal 2013 ranged from 0.0% to 20.2%.

        Distributions to participants may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death.

        The following table sets forth information regarding contributions into the Deferred Compensation Plan made by or for each of the participating Named Executive Officers during the fiscal year ended June 30, 2013:

Name and Principal Position	Executive Contributions($)	Company Contributions(1)($)		Aggregate Earnings (1)(2)($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance($)
Alan Edrick	88,654	40,200	(3)	108,345	—	744,101
Executive Vice President and Chief Financial Officer
Ajay Mehra	38,654	40,200	(3)	109,072	—	691,159
Executive Vice President of the Company and President of Security division
Victor S. Sze	33,995	35,200	(3)	94,324	—	598,062
Executive Vice President, General Counsel and Secretary
Manoocher Mansouri	39,195	27,170	(3)	7,142	—	365,224
President, Optoelectronics and Manufacturing division

(1)
The amounts reported in the Company Contributions column are reported as compensation in the Summary Compensation Table above. The amounts reported in the Aggregate Earnings column are not reported as compensation in the Summary Compensation Table above.

(2)
Represents earnings during the fiscal year ended June 30, 2013.

(3)
Represents matching contribution. No discretionary contributions were made.

Employment Agreements

        The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra, Sze and Mansouri.

  Deepak Chopra's Employment Agreement

        On April 4, 2012, the Company entered into its current employment agreement with Mr. Chopra, which was effective as of January 1, 2012. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a three-year term that automatically renews on each anniversary of the effective date of the agreement for a new three year term. The employment agreement terminates on January 1 following the year in which Mr. Chopra turns 68 (the "Chopra Scheduled Retirement Date"). The agreement provides for an initial annual base salary of $1,000,000. Mr. Chopra is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. Mr. Chopra is also entitled to receive the benefit award specified for him under the Defined Benefit Plan. The agreement contains certain restrictive covenants and other prohibitions that protect the Company's proprietary and confidential information following termination and preclude Mr. Chopra during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Mr. Chopra's last date of employment with the Company.

        Under the terms of the agreement, the Company may terminate Mr. Chopra's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of Mr. Chopra's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 12 months written notice, each as further detailed in the agreement. Mr. Chopra may also terminate his employment agreement at any time upon 12 months written notice to the Company or upon three months notice if such termination is for "good reason" (as defined in the agreement).

        In the event of the termination of Mr. Chopra's employment by the Company without cause, the Company's non-renewal of Mr. Chopra's employment agreement, or termination of such employment by Mr. Chopra for good reason, Mr. Chopra shall be entitled to a single lump-sum payment equal to three times the average of Mr. Chopra's highest two years out of the prior five years of total annual compensation, including: (i) base salary; (ii) bonuses and incentive compensation excluding "special bonus programs" (as defined in the agreement); (iii) the fair value of any stock, options or other equity grants whether vested or not and (iv) the annualized value of all benefits and perquisites. Mr. Chopra would also receive the acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Chopra's last date of employment and any special bonus programs) from the Company to Mr. Chopra and an extension of time to exercise such stock options such that Mr. Chopra's right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

        In the event of the termination of Mr. Chopra's employment by the Company without cause or by Mr. Chopra for good reason, within 90 days prior to or 12 months after a "change of control" (as defined in the agreement), then Mr. Chopra shall be entitled to the same lump sum payment described in the previous paragraph, which shall be subject to mitigation as provided in applicable Treasury Regulations. Mr. Chopra may, at his option, and in lieu of receiving the forgoing, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Chopra's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3)); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the "base amount" pursuant to Internal Revenue Code Section 280G.

        In the event of Mr. Chopra's continued employment until the Chopra Scheduled Retirement Date, he shall be entitled to the greater of (i) $12,500,000 or (ii) a lump sum stay bonus equal to two times the average of his highest two years out of the prior five years of total annual compensation, including (a) base salary, (b) bonuses and incentive compensation (excluding any special bonus programs), (c) the fair value of any stock, options or other equity grants whether vested or not, and (d) the annualized value of all benefits and perquisites, payable in a single lump sum cash payment within 45 days of the Chopra Scheduled Retirement Date.

  Alan Edrick's, Ajay Mehra's, Victor Sze's and Manoocher Mansouri's Employment Agreements

        On April 4, 2012, the Company entered into its current employment agreement with each of Messrs. Edrick, Mehra, Sze and Mansouri, which were effective as of January 1, 2012. For purposes of this section, Messrs. Edrick, Mehra, Sze and Mansouri are each individually referred to as the "Executive." The terms of such agreements are substantially identical. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a one year term that shall automatically be extended for successive one year periods, unless either party delivers notice of non-renewal to the other party at least 30 days prior to the end of the initial term or any renewal period then in effect. The employment agreement terminates on January 1 following the year in which the Executive turns 68 (the "Executive Scheduled Retirement Date"). The agreements provide for an initial annual base salary of $402,000 for Mr. Edrick, $402,000 for Mr. Mehra, $350,000 for Mr. Sze and $270,500 for Mr. Mansouri. The Executive

is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company's proprietary and confidential information following termination and preclude the Executive during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, the Executive's last date of employment with the Company.

        Under the terms of the agreement, the Company may terminate the Executive's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of the Executive's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 30 days written notice, each as further detailed in the agreement. The Executive may also terminate his employment agreement for "good reason" (as defined in the agreement) or at any time on 30 days written notice.

        In the event of the termination of Mr. Edrick's, Mr. Mehra's and Mr. Sze's employment by the Company without cause, the Company's non-renewal of the Executive's employment agreement or the termination of such employment by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 24 months salary at the Executive's then-current base salary plus an amount equal to two times the average of the highest three annual bonuses (excluding any special bonus programs) paid by the Company to the Executive in the five years preceding such termination; (ii) continuation of the Executive's car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive's last date of employment and any special bonus programs) from the Company to Executive as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Executive's right to exercise such stock options shall continue until the first anniversary of the Executive's last date of employment, but in no event later than the expiration date of the options.

        In the event of the termination of Mr. Mansouri's employment by the Company without cause, the Company's non-renewal of the Executive's employment agreement or the termination of such employment by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 12 months salary at the Executive's then-current base salary plus an amount equal to the average of the highest three annual bonuses (excluding any special bonus programs) paid by the Company to the Executive in the five years preceding such termination; (ii) continuation of the Executive's car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive's last date of employment and any special bonus programs) from the Company to Executive as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Executive's right to exercise such stock options shall continue until the first anniversary of the Executive's last date of employment, but in no event later than the expiration date of the options.

        In the event of the termination of the Executive's employment by the Company without cause or by the Executive for good reason, within 90 days prior to or 12 months after a "change of control" (as defined in the agreement), then the Executive shall be entitled to (i) the severance payment described in the applicable paragraph above and (ii) equity, stock options and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive's last date of employment and any special bonus programs) granted by the Company to Executive, whether time vested or performance vested, shall, to the extent unvested, immediately vest, and such stock options shall remain exercisable by Executive for no less than 12 months after the date of such separation from service. Under such circumstances, the Executive may, at his option, and in lieu of receiving the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by the Executive's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3) excluding payments under any special bonus programs); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the "base amount" pursuant to Internal Revenue Code Section 280G.

        In the event of Mr. Edrick's, Mr. Mehra's, Mr. Sze's and Mr. Mansouri's continued employment until the Executive Scheduled Retirement Date, he shall be entitled a lump sum stay bonus equal to his highest year out of the prior five years of total annual compensation, including (a) base salary, (b) bonuses and incentive compensation (excluding any special bonus programs), (c) the fair value of any stock, options or other equity grants whether vested or not, and (d) the annualized value of all benefits and perquisites, payable in a single lump sum cash payment within 45 days of the Executive Scheduled Retirement Date.

Potential Payment upon Termination of Employment or Change in Control

        The following tables reflect the breakdown of potential payments and benefits upon termination or a change in control required under the Named Executive Officers' current employment agreements. The tables therefore assume that the terms of the employment agreement to which each Named Executive Officer is currently subject had been in effect on June 30, 2013, and that employment terminated on such date. The tables also assume that the price of the Company's Common Stock, on which certain calculations in the following tables are made, was the closing price of the Company's Common Stock on June 28, 2013, the last business day of the fiscal year ($64.42).

        Please also note that regardless of the manner in which a Named Executive Officer's employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included in the following tables, include: (i) regular salary accrued as of the final date of employment; (ii) bonuses accrued as of the final date of employment; (iii) vacation and paid time off accrued as of the final date of employment; (iv) business expense reimbursements not yet paid as of the final date of employment; and (v) amounts contributed under the Company's qualified and nonqualified deferred compensation plans.

        All disclosed amounts in the following tables are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which amounts would only be known at the time that they become eligible for such payments.

        Subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under Mr. Chopra's current employment agreement.

Name and Principal Position	Reason for Termination	Salary($)	Bonus(1)($)	Equity Grants($)	Accelerated Vesting of Stock Awards($)	Mexico SAT Incentive Program ($)(4)	All Other Compensation($)	Total($)
Deepak Chopra(2) Chairman, President and Chief Executive Officer	Good Reason or Without Cause	3,000,000	4,609,500	10,375,290	12,408,870	4,231,581	643,896	35,269,137
	Good Reason or Without Cause in Connection with a Change in Control(3)	3,000,000	4,609,500	10,375,290	17,530,260	4,231,581	643,896	40,390,527

(1)
For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Chopra following the completion of the fiscal year ended June 30, 2013, for performance in the fiscal year ended June 30, 2013.

(2)
In addition to the amounts indicated in this table, Mr. Chopra would also become entitled, beginning at age 68, to certain payments under the Defined Benefit Plan. Additional information about this plan is summarized above under the heading "Pension Benefits."

(3)
Under the terms of his employment agreement, in lieu of the total compensation to which Mr. Chopra would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, Mr. Chopra may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

(4)
Represents amounts to which the executive would be entitled to under the Mexico SAT Incentive Program. Additional information about the program is summarized in the section entitled "Mexico SAT Incentive Program."

        Also subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under the respective current employment agreements of Messrs. Edrick, Mehra, Sze and Mansouri.

Name and Principal Position	Reason for Termination	Salary($)	Bonus(1)($)	Accelerated Vesting of Stock Awards ($)	Mexico SAT Incentive Program ($)(3)	Car Allowance	Outplacement Services	Total($)
Alan Edrick	Good Reason or Without Cause	773,077	800,000	6,818,501	1,236,160	6,000	6,000	9,639,738
Executive Vice President and Chief Financial Officer	Good Reason or Without Cause in Connection with a Change in Control(2)	773,077	800,000	9,491,931	1,236,160	6,000	6,000	12,313,168
Ajay Mehra	Good Reason or Without Cause	773,077	790,000	6,643,280	1,995,836	6,000	6,000	10,214,193
Executive Vice President of the Company and President of Security division	Good Reason or Without Cause in Connection with a Change in Control(2)	773,077	790,000	9,316,710	1,995,836	6,000	6,000	12,887,623
Victor S. Sze	Good Reason or Without Cause	673,077	663,333	4,547,115	1,079,601	6,000	6,000	6,975,126
Executive Vice President, General Counsel and Secretary	Good Reason or Without Cause in Connection with a Change in Control(2)	673,077	663,333	6,318,665	1,079,601	6,000	6,000	8,746,676
Manoocher Mansouri	Good Reason or Without Cause	260,096	78,333	1,731,288	—	6,000	6,000	2,081,717
President of Optoelectronics and Manufacturing division	Good Reason or Without Cause in Connection with a Change in Control(2)	260,096	78,333	1,885,896	—	6,000	6,000	2,236,325

(1)
For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to each of the Named Executive Officers following the completion of the fiscal year ended June 30, 2013, for performance in the fiscal year ended June 30, 2013.

(2)
Under the terms of their employment agreements, in lieu of the total compensation to which the Named Executive Officer would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, the Named Executive Officer may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

(3)
Represents amounts to which the executive would be entitled to under the Mexico SAT Incentive Program. Additional information about the program is summarized in the section entitled "Mexico SAT Incentive Program."

Director Compensation

        Messrs. Chopra and Mehra receive no compensation for their service as directors of the Company.

        During the fiscal year ended June 30, 2013, each non-employee director that served as a director for the full fiscal year, received $65,000 for his year of service, 2,500 shares of restricted Common Stock, and $2,500 for each Board of Directors meeting attended.

        Each member of the Audit Committee received $2,500 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also received $15,000.

        Each member of the Compensation Committee received $2,500 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also received $15,000.

        Each member of the Nominating and Governance Committee received $2,000 for each Nominating and Governance Committee meeting attended. In addition, the Chairman of the Nominating and Governance Committee also received $5,000 and 500 shares of restricted Common Stock.

        Each member of the Executive Committee received $25,000 and 3,000 shares of restricted Common Stock.

        Each member of the Technology Committee received $2,500 for each Technology Committee meeting attended. In addition, the Chairman of the Technology Committee also received $5,000 and 500 shares of restricted Common Stock.

        All restricted stock awards granted to members of the Board of Directors and its committees vest over a period of four years from the date of grant. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

        The following table provides compensation information for the fiscal year ended June 30, 2013 for each non-employee member of the Company's Board of Directors(1):

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2)($)	Option Awards (2)($)	Total ($)
Steven C. Good	139,500	340,945	—	480,445
Meyer Luskin	139,500	340,945	—	480,445
David T. Feinberg	97,000	185,970	—	282,970
William F. Ballhaus	112,500	185,970	—	298,470

(1)
The Company has eliminated from this table the columns titled "Non-Equity Incentive Plan Compensation," "Change in Pension Value and Nonqualified Deferred Compensation Earnings" and "All Other Compensation" because no amounts would have been included in such columns.

(2)
Amounts are calculated utilizing the accounting guidance related to stock-based compensation under accounting principles generally accepted in the United States. See Note 7 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended June 30, 2013 for a discussion of the assumptions used in valuation of stock awards. For the fiscal year ended June 30, 2013 a total of 5,500 stock awards were granted to Mr. Good and Mr. Luskin and 3,000 stock awards were granted to Mr. Ballhaus and Mr. Feinberg, all with a fair value of $61.99. As of June 30, 2013, Mr. Good had 15,250 unvested stock awards outstanding, Mr. Luskin had 15,250 unvested stock awards outstanding, Mr. Feinberg had 7,375 unvested stock awards outstanding and Mr. Ballhaus had 7,375 unvested stock awards outstanding.

        The Company believes that its directors should hold a significant amount of Company equity to link their long-term economic interests directly to those of its stockholders. Accordingly, the Company has established requirements that directors own equity of the Company valued at five times their annual retainers. The Company believes that this multiple constitutes significant amounts for its directors and provides a substantial link between the interests of its directors and those of its stockholders. During such time that a director has not attained the share ownership guideline, he is required to retain at least 50% of the shares acquired upon exercise of options or vesting of restricted stock awards or units, net of amounts required to pay taxes and exercise price. The Company periodically reviews its minimum equity ownership guidelines. Based on the Company's review from leading stockholder advisory groups, the Company increased the minimum equity ownership guideline for its directors from a multiple of three times annual retainer to five times annual retainer and adopted the foregoing retention policy. Any shares pledged by a director are not counted towards such director's satisfaction of the Company's minimum equity ownership guidelines. As of June 30, 2013, each of the Company's directors met or exceeded the Company's minimum equity ownership guidelines.

Certain Relationships and Related Transactions

        In 1994, the Company, together with Electronics Corporation of India Limited ("ECIL"), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India ("ECIL Rapiscan"). The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company's portion of the earnings of ECIL Rapiscan has been immaterial to the Company's financial results and results of operations.

        The Company contracted for a portion of its automobile rental and messenger services from a business that was owned during the year ended June 30, 2013 by Mr. Chopra and his wife. The Company paid the business approximately $62,000 for such services during the year ended June 30, 2013. Additionally, the Company contracted for a portion of its printing services from a business that was owned during the year ended June 30, 2013 by Mr. Chopra's father-in-law. The Company paid the business approximately $14,000 for such services during the year ended June 30, 2013. Further, a subsidiary of the Company leased warehouse space on a month-to-month basis for approximately $2,200 per month from an entity controlled by Mr. Chopra. The foregoing automobile rental, messenger, and printing services and warehouse lease were all discontinued by the end of September of 2013.

        The Company believes that the foregoing transactions were on terms at least as favorable to the Company as those that could have been obtained from unaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company would be on terms at least as favorable to the Company as those that can be obtained from unaffiliated third parties.

        The Audit Committee of the Board of Directors reviews proposed transactions in which the Company and any person who is a member of the Board of Directors, a nominee to become a member of the Board of Directors, an executive officer of the Company, a holder of more than five percent of the Company's voting securities, or any immediate family member of any of the foregoing would have a direct or material interest in the transaction and the amount of the transaction is not negligible. The review involves an evaluation, without participation by any member of the Audit Committee with a direct or material interest in the transaction, of whether the transaction would be on terms at least as favorable to the Company as those that could have been obtained from unaffiliated third parties. This policy is supported by the Charter of the Audit Committee of the Board of Directors.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

                      COMPENSATION COMMITTEE

                      Meyer Luskin
                      Steven C. Good
                      William F. Ballhaus

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the amount of shares of the Company beneficially owned as of October 1, 2013 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's outstanding Common Stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class of Common Stock
Tremblant Capital Group.(2)	1,963,853	9.5%
Wells Fargo & Company(3)	1,746,777	8.4%
BlackRock, Inc.(4)	1,572,415	7.6%
The Vanguard Group, Inc.(5)	1,157,412	5.6%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after October 1, 2013, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
As reported in a Schedule 13F-HR filed on August 14, 2013 with the SEC. The address of Tremblant Capital Group is 767 Fifth Avenue, New York, NY 10153. Beneficial ownership is made up of 1,602,253 shares and 361,600 call options.

(3)
As reported in a Schedule 13F-HR filed on August 13, 2013 with the SEC. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.

(4)
As reported in a Schedule 13F-HR filed on August 13, 2013 with the SEC by five subsidiaries of BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd St., New York, NY 10022.

(5)
As reported in a Schedule 13F-HR filed on August 13, 2013 with the SEC. The address of The Vanguard Group, Inc. is PO Box 2600 V26, Valley Forge, PA 19482.

        The following table sets forth the amount of shares of the Company beneficially owned as of October 1, 2013 by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	736,212	3.6%
Alan Edrick(4)	391,958	1.9%
Ajay Mehra(5)	326,399	1.6%
Victor S. Sze(6)	286,667	1.3%
Manoocher Mansouri(7)	94,131	0.4%
Meyer Luskin(8)	54,485	0.2%
Steven C. Good(9)	25,125	0.1%
David Feinberg(10)	10,010	0.0%
William F. Ballhaus(11)	10,000	0.0%
All directors and executive officers as a group (9 persons)	1,934,987	9.1%

(1)
The address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after October 1, 2013, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as indicated by footnote, no shares are pledged as security.

(3)
Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Includes 65,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 25,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 260,165 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, 155,422 are held directly by Mr. Chopra and 130,625 shares of unvested restricted stock granted between August 10, 2010 and July 23, 2012 are held individually by Mr. Chopra. Includes 100,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011. The total amount of shares beneficially owned by Mr. Chopra includes 137,982 shares that are pledged by Mr. Chopra as security for a line of credit. Mr. Chopra's stock holdings exceed the Company's equity ownership and retention guidelines without taking into account these pledged shares.

(4)
Mr. Edrick is Executive Vice President and Chief Financial Officer of the Company. Includes 64,000 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012. Includes 277,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011.

(5)
Mr. Mehra is the Executive Vice President and a Director of the Company and President of the Company's Security division. Includes 66,500 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012. Includes 156,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011.

(6)
Mr. Sze is the General Counsel, Executive Vice President and Secretary of the Company. Includes 42,563 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012. Includes 177,667 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011.

(7)
Mr. Mansouri is the President of the Optoelectronics and Manufacturing division. Includes 18,500 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012. Includes 33,157 shares issuable pursuant to options which were granted between February 8, 2008 and September 1, 2009.

(8)
Mr. Luskin is a Director of the Company. Includes 39,235 shares held by The Meyer and Doreen Luskin Family Trust, and 9,000 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012 that are held individually by Mr. Luskin.

(9)
Mr. Good is a Director of the Company. Includes 5,000 shares held in the Good, Swartz & Berns Pension and Profit Sharing Plan. Includes 9,000 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012.

(10)
Dr. Feinberg is a Director of the Company. Includes 4,875 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012.

(11)
Dr. Ballhaus is a Director of the Company. Includes 4,875 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. None of the Company's directors or executive officers owns more than 10% of the Company's securities. Based solely upon the Company's review of such forms furnished to the Company during the fiscal year ended June 30, 2013, and written representations from certain reporting persons, the Company believes that its executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information concerning the Company's equity compensation plans as of June 30, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,019,733	26.33	3,705,988	(2)(3)(4)
Equity compensation plans not approved by security holders	—	N/A	—

Total	1,019,733	26.33	3,705,988

(1)
Includes shares of our Common Stock issuable upon exercise of options under our 2006 Equity Participation Plan and our 2012 Incentive Award Plan.

(2)
These shares are available for future issuance under our 2012 Incentive Award Plan, which was approved by our shareholders on December 12, 2012. Upon shareholder approval of the 2012 Incentive Award Plan, we froze the 2006 Equity Participation Plan, and no further awards can be granted thereunder.

(3)
Shares awarded as restricted stock, restricted stock units or similar awards that convey the full value of the shares subject to the award are counted as 1.87 shares for every one share granted.

(4)
Shares subject to awards outstanding under the 2006 Equity Participation Plan that terminate, expire or lapse for any reason (up to a maximum of 2,220,000 shares) also become available for future issuance under our 2012 Incentive Award Plan.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of the Company's annual financial statements for the years ended June 30, 2012 and 2013 and fees billed by Moss Adams for other services during those years (in thousands):

	FY 2012	FY 2013
Audit Fees	$844	$896
Audit-Related Fees	$25	$15
Tax Fees	—	—
All Other Fees	—	—

Total	$869	$911

        "Audit Fees" consist of fees billed for professional services rendered for the integrated audit of the Company's consolidated financial statements and the review of the Company's interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements.

        The term "Audit-Related Fees" means fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements other than audit fees. The term "Tax Fees" means fees for professional services rendered for tax advice, planning and compliance (domestic and international). The term "All Other Fees" means fees for products and services other than for the services described above.

Audit Committee's Pre-Approval Policy

        The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

        The Audit Committee has considered whether Moss Adams' provision of services other than its audit of the Company's annual financial statement and its review of the Company's quarterly financial statements is compatible with maintaining such independent public accountant's independence and has determined that it is compatible.

REPORT OF AUDIT COMMITTEE

        During the fiscal year ended June 30, 2013, the Audit Committee was composed of three non-employee directors, namely, Steven C. Good, Meyer Luskin and William F. Ballhaus. All members of the Audit Committee meet the independence and experience requirements of the SEC and Listing Standards. The Board of Directors has determined that Mr. Good qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met four times during the fiscal year ended June 30, 2013.

        At each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent public accountants. The Audit Committee's agenda is established by the Audit Committee's Chairman and the Company's Chief Financial Officer. During the year, the Audit Committee had private sessions with the Company's independent public accountants at which open discussions of financial management, accounting and internal control issues took place.

        The Audit Committee recommended to the Board of Directors the engagement of Moss Adams as the Company's independent public accountants. The Audit Committee reviewed with the Company's financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal control, and the quality of the Company's financial reporting.

        The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

        The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

        The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the Audit Committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under PCAOB Ethics and Independence Rule 3526 (Communicating with Audit Committee Concerning Independence), and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2013 was compatible with the independent public accountants' independence.

        Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company's internal control and the audit of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company's SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the

Company's management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal control over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

        In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the SEC.

                      AUDIT COMMITTEE

                      Steven C. Good
                      Meyer Luskin
                      William F. Ballhaus

CODE OF ETHICS AND CONDUCT

        The Company has adopted a Code of Ethics and Conduct, which applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2011 filed with the SEC. A copy of the Code of Ethics and Conduct may also be obtained, without charge, under the Investor Relations section of the Company's website – http://www.osi-systems.com – or by written request addressed to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

ANNUAL MEETING ATTENDANCE

        The Company has adopted a formal policy with regard to directors' attendance at annual meetings of stockholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of stockholders. All of the Company's directors attended last year's annual meeting of stockholders in person.

STOCKHOLDER COMMUNICATIONS

        Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal control or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K as filed with the SEC is available, without charge, under the Investor Relations section of the Company's website – http://www.osi-systems.com – or by written request addressed to: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

        In certain cases only one Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Annual Report, Proxy Statement and/or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to the Secretary of the Company at the address or telephone number indicated in the previous paragraph. In addition, stockholders sharing an address can request delivery of a single copy of Annual Reports, Proxy Statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of Annual Reports, Proxy Statements or Notices of Internet Availability of Proxy Materials by directing such request to the same mailing address.

STOCKHOLDER PROPOSALS

        In the event that a stockholder desires to have a proposal included in the Company's proxy statement and form of proxy used in connection with the Company's next annual meeting of stockholders, the proposal must be delivered in writing to the Secretary of the Company and comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Under such rule, the deadline for delivering any such proposal to the Company would be June 17, 2014, which is 120 days prior to the one-year anniversary of the date of this Proxy Statement.

        The Company's Bylaws provide that if a stockholder, rather than including a proposal in the Company's proxy statement as discussed above, commences his or her own proxy solicitation for the next annual meeting of stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the stockholder must deliver a notice of such proposal to the Company no more than 120 days and no less than 90 days prior to December 3, 2014, provided, however, that if the date of the next annual meeting of stockholders is more than 30 days before or more than 60 days after December 3, 2014, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The notice must comply with the requirements set forth in Company's Bylaws and should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

INCORPORATION BY REFERENCE

        Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the Compensation Committee Report and the Report of Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes, except to the extent the Company specifically incorporates such report by reference therein. In addition, information on the Company's website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors,

Victor S. Sze Secretary
Hawthorne, California October 15, 2013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000185135_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Deepak Chopra 02 Ajay Mehra 03 Steven C. Good 04 Meyer Luskin 05 David T. Feinberg 06 William F. Ballhaus OSI Systems, Inc. c/o Broadridge Corporate Issuer Solutions P O Box 1342 Brentwood, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014. 3 Advisory vote on the Company's executive compensation for the fiscal year ended June 30, 2013. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000185135_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com . OSI SYSTEMS, INC. Annual Meeting of Stockholders December 3, 2013 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned appoints each of Deepak Chopra and Ajay Mehra with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the stockholders' annual meeting of OSI Systems, Inc., a Delaware corporation and at any adjournments. The meeting will be held in Hawthorne, California on December 3, 2013 at 10:00 A.M., Pacific Time. My voting instructions are on the reverse side of this proxy. I revoke any proxy previously given. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, the proxy will be voted by the proxies named "FOR" proposals 1, 2, and 3 and in their discretion on any other matters properly brought to a stockholder vote at the meeting. If the undersigned holds OSI Systems, Inc. shares in the OSI Systems, Inc. 401(k) Plan, this proxy constitutes voting instructions for any shares so held. Continued and to be signed on reverse side